UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

Interpace Diagnostics Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address of principal executive offices and zip code)

(844) 405-9655
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of March 1, 2016, Graham G. Miao will no longer serve as the Executive Vice President (“EVP”), Chief Financial Officer (“CFO”), Secretary and Treasurer of Interpace Diagnostics Group, Inc. (the “Company”). In connection with Mr. Miao’s departure, the Company expects to enter into an Agreement and General Release (the “Agreement”) with Mr. Miao. Upon entering into the Agreement, a Current Report on Form 8-K/A will be filed by the Company to disclose the material terms and conditions of the Agreement and the Agreement will be filed as an exhibit to such Form 8-K/A.
In light of Mr. Miao’s departure, on February 26, 2016, the Company appointed Nat Krishnamurti as Interim CFO, Secretary and Treasurer of the Company effective as of March 1, 2016. Mr. Krishnamurti will also serve as the Company’s principal accounting officer.
Mr. Krishnamurti, age 44, served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer from August 2015 to February 2016. Prior to joining the Company, Mr. Krishnamurti served as CFO of Applied Minerals, Inc. (“Applied Minerals”), from May 2012 to August 2015, a publicly traded company that is a leading producer of halloysite clay and advanced natural oxide solutions. Between October 2011 and May 2012, Mr. Krishnamurti was in a transition between positions. Prior to Applied Minerals, Mr. Krishnamurti served as Chief Accounting Officer for inVentiv Health, a publicly-traded company until August 2010 and global provider of clinical, communications and commercial services to the global pharmaceutical, life sciences, and biotechnology industries, from May 2000 to September 2011, where he also held various finance positions of increasing responsibility, including Manager, Director, VP of Finance. Prior to inVentiv Health, Mr. Krishnamurti worked in public accounting firms, including PricewaterhouseCoopers LLP and Feldman Sherb & Co., P.C. Mr. Krishnamurti earned an M.B.A. from Long Island University, a B.S. in accounting from City University of New York, Brooklyn College and is a licensed CPA in New York.
There are no arrangements or understandings between Mr. Krishnamurti and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there is no family relationship between Mr. Krishnamurti and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.
Mr. Krishnamurti’s compensation as Interim CFO, Treasurer and Secretary is summarized below:

•	Salary: Mr. Krishnamurti’s base annual salary rate will be $250,000, subject to a $40,000 deferral and conditional upon Company performance.

•	Incentive Compensation: Mr. Krishnamurti will be eligible to receive up to an additional 30% of his base annual salary in incentive compensation.

•
Incentive Awards: The Company granted Mr. Krishnamurti an award of 60,000 restricted stock units (“RSUs”) valued at $12,000 on Mr. Krishnamurti’s start date as Interim CFO, Treasurer and Secretary with the Company, which will vest 1/3 annually on the anniversary of the date of grant and subject to Mr. Krishnamurti’s continued service with the Company through the applicable vesting dates; provided, however, that the vesting of the RSUs will be accelerated upon Mr. Krishnamurti’s death, disability, retirement or the occurrence of a change in control prior to the applicable vesting date.

The general terms and conditions of the Company’s annual incentive award and annual long-term incentive award programs are set forth in the “Information about our Executive Compensation” section of the Company’s 2015 proxy statement, filed with the U.S. Securities Exchange Commission on November 23, 2015.
Upon entering into a written agreement with Mr. Krishnamurti documenting his compensation and other terms and conditions of his employment (the “Agreement”), a Current Report on Form 8-K/A will be filed by the Company to disclose the material terms and conditions of the Agreement and the Agreement will be filed as an exhibit to such Form 8-K/A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: March 2, 2016	By: /s/ Jack E. Stover Jack E. Stover
Interim President and Chief Executive Officer